EXHIBIT 10.2

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made as of August 12, 2011, (the “Effective Date”) by and between BioLargo, Inc., a Delaware Corporation (the “Company”), and Steven V. Harrison, an individual (the “Consultant”).

RECITALS

WHEREAS, the Consultant has certain expertise in business development, and the Company needs access to said expertise for various projects, and,

WHEREAS, the Company wishes to retain the Consultant, and the Consultant wishes to be retained by the Company to assist the Company in projects identified on an as needed basis.

NOW, THEREFORE, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Consultant agree as follows:

1.           Retention.  The Company hereby agrees to retain the Consultant, and the Consultant agrees to be available to serve the Company during the Consulting Period (as hereinafter defined), as a consultant and advisor, which shall include such reasonable consulting and advisory services for the Company as may be requested by the Company or someone acting pursuant to its authorization.

2.           Duties of Consultant.  The Consultant agrees to provide various services to the company as directed by the President, including those traditionally provided by a Director of International Ventures (the “Services”), using his various knowledge and resources. The Consultant shall perform the Services and shall devote such time and attention to the Services as shall be reasonably necessary as determined by the Consultant.

3.           Term.  The consulting period shall commence as of the effective date of this Agreement, and shall continue for a period of four years (the “Consulting Period”), but shall be terminable at will by either party upon 60 days written notice. At the end of the four year period, the Agreement shall terminate, unless mutually extended by the parties.

4.           Compensation. In exchange for providing the Services, the Company shall pay to the Consultant $90,000 annual pay, with a 10% increase in each subsequent year of service.

4.1           Travel and Out of Pocket Expenses. The Company shall reimburse Consultant for any travel and out of pocket expenses incurred by the Consultant in performance of Services pursuant to this Agreement. Any such reimbursable expenses shall be approved in writing (email confirmation acceptable) by the Company in advance of the Consultant incurring the expense. Without advance approval, the Company shall have no obligation to reimburse the expense.

4.2           Bonus. Consultant will be eligible, but shall not have the right, to receive a performance based bonus from time to time in such amounts and on such terms as may be determined by the Board of Directors.

4.3           Stock Options. The Company shall issue to the Consultant options to purchase an aggregate 800,000 shares of stock up to ten years from the date of this agreement, which options shall vest monthly over four years, at a per share exercise price of $1.00 per share. Substantially similar to Exhibit A.

Should this Agreement terminate for any reason prior to a vesting date set forth above, no further options shall vest.

5.           Termination.

5.1           Termination on Notice.  The Company or the Consultant may terminate this Agreement at any time by giving sixty (30) days written notice to the Consultant.

5.2           Automatic Termination.  This Agreement terminates automatically on the occurrence of the death or disability of Consultant.

5.3           Return of Company Property. Upon the termination or expiration of this Agreement, Consultant shall immediately transfer to the Company all files (including, but not limited to, electronic files), records, documents, drawings, specifications, equipment and similar items in Consultant’s possession relating to the business of the Company or its Confidential Information (as defined herein) (including the work product of Consultant created pursuant to this Agreement).

6.           Status of Independent Contractor.  The Consultant understands and agrees that she is not an employee of the Company and that she is not entitled to receive employee benefits from the Company, including, but not limited to, sick leave, vacation, retirement, death benefits or automobile expense. If needed, the Consultant shall be responsible for providing, at the Consultant’s sole expense and in the Consultant’s name, disability, worker’s compensation or other insurance as well as licenses and permits usual or necessary for conducting the Services. Furthermore, the Consultant shall pay, when and as due, any and all taxes incurred as a result of the compensation paid hereunder. The Consultant hereby agrees to indemnify the Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of Consultant’s breach of this paragraph.

7.           Nondisclosure. As a condition precedent to the Company’s obligations under this Agreement, the Consultant shall be required to enter into a non-disclosure agreement with the Company, in a form approved by the Company.

8.           Property Belonging to Company.  The Consultant agrees that all developments, ideas, devices, improvements, discoveries, apparatus, practices, processes, methods, concepts and products (collectively the “Inventions”) developed by the Consultant during the term of this Agreement are the exclusive property of the Company and shall belong to the Company.  The Consultant agrees to assign the Inventions to the Company, provided, however, notwithstanding the foregoing, The Consultant shall not be required to assign its rights in any invention which the Consultant developed entirely on the Consultant’s own time without using the Company’s equipment, supplies, facilities or trade secret information except for those inventions that either (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research of development of the Company or (ii) result from any work performed by the Consultant for the Company.  Consultant understands that the Consultant bears the full burden of proving to the Company that any invention qualifies under this paragraph 8.

9.           Obligations Survive Agreement.  The Consultant’s obligations pursuant to paragraphs 7 and 8 shall survive the expiration or termination of this Agreement for a period of five (5) years.

10.           No Assignment of Rights or Delegation of Duties by Consultant; Company’s Right to Assign.  Consultant’s rights and benefits under this Agreement are personal to Consultant and therefore no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer.  The Company may assign its rights and delegate its obligations under this Agreement to any other person or entity.

11.           Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to the services to be rendered by Consultant to the Company in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

12.           Waiver.  No waiver of any term or provisions of this Agreement will be valid unless such waiver is in writing signed by the party against whom enforcement of the waiver is sought.  No waiver or breach of any agreement or provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach thereof or a waiver or relinquishment of any other agreement or provision or right or power contained in this Agreement.

13.           No Third Party Beneficiary. Nothing in this Agreement, whether expressed or implied, is intended to create any third party beneficiary obligations and the parties hereto specifically declare that no person or entity, other than as set forth in this Agreement, shall have any rights hereunder or any right of enforcement hereunder.

14.           Severability.  If any term or provision of this Agreement is found to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event (i) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated in to this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (ii) the remaining part of this Agreement shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law

15.           Preparation of Agreement.  It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of same.  In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

16.           Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) by private airborne/overnight delivery service or on the fifth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To Company:	BioLargo, Inc. PO Box 3950 Laguna Hills, CA. 92654-3950 Phone: (949) 643-9540; Fax: (949) 625-9819

To Consultant:	Steve V. Harrison 16072 Krameria Ave. Riverside, CA 92504 Phone/Fax: 949-350-4985 Email: Steve.Harrison@biolargo.com

Any party may change his/her or its address for purposes of this paragraph by giving written notice of the new address to each of the other parties in the manner set forth above.

17.           Attorneys’ Fees and Costs.  In the event that any legal proceeding is brought to enforce or interpret any of the rights or obligations under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

18.           Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of California. Venue for any legal or equitable action between the Company and Consultant which relates to this Agreement shall be in the county of Orange.

19.           Remedies.  It is understood and agreed that this Agreement is intended to confer a benefit, directly or indirectly, on the Company and that any breach of the provisions of this Agreement by Consultant will result in irreparable injury to the Company and that the remedy at law alone will be an inadequate remedy for such breach.  Accordingly, Consultant agrees that if Consultant breaches, or proposes to breach, any portion of this Agreement, the Company shall be entitled, in addition to any other remedies which the Company may have, to enforce the specific performance of this Agreement by Consultant through both temporary and permanent injunctive relief without the necessity of posting a bond or proving actual damages, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies.

20.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

COMPANY BioLargo, Inc. By: ____________________________ Name: Dennis P. Calvert, President CONSULTANT _______________________________ Steven V. Harrison

Exhibit A

STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (this “Agreement”) is made and entered into as of August 12, 2011 (the “Grant Date”) by and between BioLargo, Inc., a Delaware corporation (the “Company”), whose address is 16333 Phoebe Avenue, La Mirada, California 90638, and Steven V. Harrison, an individual (“Optionee”). Capitalized terms used herein without definition shall have the meanings given to them in Appendix “A” attached hereto and incorporated herein by this reference).

RECITALS

A.   The parties to this Agreement have entered into a consulting agreement dated as of August 12, 2011 (the “Harrison Consulting Agreement”), pursuant to which Steven V. Harrison has been retained as a consultant to the Company.

B.  Pursuant to the terms of the Harrison Consulting Agreement, the Board of Directors of the Company (the “Board”) has authorized granting to Optionee, effective as of the date of this Agreement, a non-qualified stock option under such terms and conditions as are hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Stock Option. The Company hereby grants to Optionee a Non-Qualified Stock Option (the “Option”) to purchase, upon and subject to the terms and conditions of this Agreement, all or any part of Eight Hundred Thousand (800,000) shares of Stock at a per share exercise price of $1.00 (the “Per Share Exercise Price”).

2. Vesting. Subject to Sections 4.2 and 6 hereof, the Option shall vest monthly in equal amounts such that 16,666 shares shall become exercisable by Optionee at the end of each month of this Agreement, beginning September 12, 2011 (each, a “Vesting Date”), through the first 48 months of the Agreement following the Grant Date, with 16,698 shares vesting on the 48th month. Notwithstanding the foregoing, no portion of this Option shall vest if the Optionee is not, on a Vesting Date, providing services to the Company pursuant to the Harrison Consulting Agreement.

3. Manner of Exercise and Payment. Optionee shall exercise the Option by giving (a) written notice of such exercise to the Board (or, if so authorized by the Board, to the Compensation Committee of the Board (the “Committee”), specifying the number of shares of Stock with respect to which such Option is being exercised, together with (b) payment of the full purchase price for such shares, by wire transfer to a Company account designated by the Board (or the Committee) or by unendorsed certified or cashier’s check, equal to the number of shares to be purchased multiplied by the Per Share Exercise Price.

3.1. Effective Date of Exercise. The date upon which such written notice is given and payment of the full purchase price is received by the Company shall be the exercise date for the Option. From such exercise date, Optionee shall be entitled to the issuance of a stock certificate evidencing Optionee’s ownership of the shares of Stock acquired pursuant to such exercise (but subject to Section 8 hereof). Optionee shall not have any of the rights or privileges of a stockholder of the Company (including, without limitation, rights to distributions, voting rights, inspection rights, dissenter’s rights, rights to bring a derivative action, or other rights of a shareholder under applicable corporate law) in respect of any shares of Stock issuable upon exercise of such Option until and only to the extent such Option is exercised and certificates representing such shares shall have been issued and delivered.

3.2. No Fractional Shares. No installment of such Stock Option shall be exercisable except with respect to whole shares.

4. Termination.

4.1. In General. The Option granted under Section 1 hereof, to the extent unexercised, shall terminate at the close of business on the tenth (10th) anniversary of the Grant Date, subject to Section 6 or Section 7 hereof (as applicable).

4.2. Change of Control. Notwithstanding the provisions Section 2 above, any portion of the Option which has not yet vested shall be immediately vested in the event of, and prior to, a Change of Control. If, in connection with the Change of Control, this Option is not assumed, or if a substitute Option is not issued, or if the assumed or substituted awards fail to contain similar terms and conditions as the Option prior to the Change of Control or fail to preserve, to the extent applicable, the benefit to be provided to the Optionee as of the date of the Change of Control, including but not limited to the right of the Optionee to receive shares upon exercise of the Option that are registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of an Option that is outstanding as of the date of the Change of Control shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within 30 days after the Change of Control (but not beyond the Option’s expiration date), to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the greater of the Fair Market Value of the Shares determined on the Change of Control date or the Fair Market Value of the Shares on the date of surrender covered by the Option (to the extent vested and not yet exercised) that is so surrendered over the purchase or grant price of such Shares under the Award. If the Board (or the Committee) so determines prior to the Change of Control, any such Option that is not exercised or surrendered prior to the end of such 30-day period will be cancelled.

5. Non-Transferability. Neither Optionee nor any successor or assignee thereof shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the Option granted under Section 1 hereof, other than by will or by the laws of descent and distribution, and such Option shall be exercisable during Optionee’s lifetime only by Optionee; nor shall all or any part of such Option be subject to seizure by any creditor of any such person, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of the bankruptcy or insolvency of Optionee or any successor or assignee thereof. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Company shall thereupon have no further liability hereunder.

6. Cessation of Employment.

6.1. In General. Subject to Sections 6.2 and 7 hereof, if Optionee ceases to be employed by the Company or any of Subsidiary, Optionee may, subject to the time limitations of Section 4 hereof, exercise the Option granted under Section 1 hereof to the extent that Optionee was entitled to exercise it under Section 2 hereof on the date of such cessation at any time (a) within one (1) year after such cessation if such cessation results from the Disability of Optionee, or (b) otherwise within ninety (90) days after such cessation.

6.2. Termination for Cause. If Optionee is terminated as an employee of the Company or any Subsidiary for Cause, the right to exercise any unexercised portion of the Option granted under Section 1 hereof shall terminate immediately. For the purposes of this Agreement “Cause” with respect to an Optionee means (a) a material breach by Optionee of any employment agreement between such Optionee on the one hand and the Company or Subsidiary on the other hand, together with failure to correct such breach within thirty (30) days after notice of such breach is given to such Optionee by the employer; (b) gross malfeasance by Optionee in the performance of Optionee’s duties on behalf of the Company or Subsidiary; or (c) the conviction of or plea of guilty or nolo contendere by Optionee with respect to any misdemeanor or felony arising from or related to the conduct of the affairs of the Company or Subsidiary.

7. Death of Optionee. If Optionee dies while employed by the Company or Subsidiary, or during the period described in clause (a) or clause (b) of Section 6.1 hereof as applicable, then, subject to the time limitations of Section 4 hereof, the Option granted under Section 1 hereof shall expire within one (1) year after the date of death; and the executor or administrator of Optionee’s estate, or the person or persons to whom Optionee’s rights under such Option shall have passed by will or by the applicable laws of descent and distribution, shall have the right to exercise the Option to the extent that Optionee was entitled to exercise the Option under Section 2 hereof on the date of death.

8. Compliance With Securities and Tax Laws. No shares of Stock shall be issued pursuant to the exercise of the Option except in compliance with all applicable federal and state securities and tax laws and regulations and in compliance with rules of stock exchanges on which the Stock may be listed. In furtherance of the foregoing and not in order to limit the generality of the foregoing in any way:

8.1. Representation. The Company, as a condition to the issuance of such shares, may require the person exercising Option to represent and warrant at the time of such exercise that any shares of Stock acquired upon exercise are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under any applicable law, regulation or rule of any governmental agency.

8.2. Notice of Sale. The person acquiring such shares shall give the Company notice of any sale or other disposition of any such shares not less than ten (10) days after such sale or other disposition.

8.3. Withholding. Optionee acknowledges and agrees that the Company, in order to fulfill its withholding obligations under any federal, state or local tax law upon exercise of the Stock Option, may (a) withhold such sums from other compensation due Optionee, (b) require Optionee to pay to the Company such amounts as a condition to the delivery of shares pursuant to such exercise, or (c) sell shares that would otherwise be delivered to Optionee upon exercise of the Option in order to raise cash in the necessary amount.

9. Miscellaneous.

9.1. Complete Agreement. This Agreement, and any appendices, schedules, exhibits or documents referred to herein or executed contemporaneously herewith, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior written, and all prior and contemporaneous oral, agreements, representations, warranties, statements, promises and understandings with respect to the subject matter hereof; whether express or implied. All schedules, appendices and exhibits attached hereto are hereby incorporated in and made a part of this Agreement as if fully set forth herein.

9.2. Payments Subject to Creditors. Payments to Optionee hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Company; and no person, other than the Company, shall have, by virtue of the grant of the Option hereunder, any interest in such assets. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof; such right shall be no greater than the right of any unsecured general creditor of the Company.

9.3. No Contract of Employment. It is expressly understood by the parties hereto that this Agreement are not intended to be an employment contract. Nothing contained in this Agreement and no action taken pursuant to its provisions by either party hereto shall create, or be construed to create, (a) a trust of any kind, or a fiduciary relationship between the Company and Optionee; or (b) a contract of employment for any term of years, or a right of Optionee to continue in the employ of the Company in any capacity.

9.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and Optionee and Optionee’s successors, assigns, heirs, executors, administrators and beneficiaries. Nothing in this Section 9.4 shall be deemed to modify or waive in any manner whatsoever such prohibitions on transfer or assignment of Optionee’s rights hereunder as are contained elsewhere in this Agreement.

9.5. Amendment. Except as provided herein, this Agreement may not be amended, altered, modified or terminated except by a written instrument signed by the parties hereto, or their respective successors or assigns.

9.6. Notice. Whenever this Agreement requires that notice be given by or to the Company or Optionee, such notice shall be given to the Company at the address first set forth above (or to such other address as the Company may communicate to Optionee under this Section 9.6) and to Optionee at such address as is set forth on the books and records of the Company for the mailing of any documents with respect to Optionee as follows: (a) by personal delivery, in which case notice shall be deemed to have been given on the date of delivery; (b) by certified United States mail, in which case notice shall be deemed to have been given two (2) days after deposit of such notice with the United States Postal Service; or (c) by DHL, Federal Express, United Parcel Service, or similar internationally-recognized overnight delivery service, in which case notice shall be deemed to have been given one (I) day after deposit of such notice or instrument with such service.

9.7. Governing Law, Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. The parties agree that the exclusive venue for any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect of this Agreement, shall be a court sitting in the County of Los Angeles, or the Federal District Court for the Central District of California sitting in the County of Los Angeles, in the State of California, and further agree that any such action may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to assert a jury trial.

9.8. Headings. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or interpret the scope of this Agreement or of any particular section hereof.

9.9. Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder, (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, and (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or by any other indulgence.

9.10. Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

9.11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BIOLARGO, INC.

By:__________________________________
Dennis P. Calvert, President

Optionee:

By:__________________________________
Steve V. Harrison

ATTACHMENT “A”

DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings ascribed to them:

(a) “Award” means a grant of Options under this Agreement.

(b) “Change of Control” means the occurrence of any one of the following events:

(i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by Persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii) a change in the composition of the Board, as a result of which fewer than fifty percent (50%) of the incumbent directors are directors who either (A) had been directors of the Company on the date twenty-four (24) months prior to the date of the event that may constitute a Change of Control (the “original directors”) or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv) any transaction as a result of which any Person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this paragraph (iv), the term “Person” shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

 (c) “Fair Market Value” means, per Share on a particular date, (i) if the Stock is listed for trading on the New York Stock Exchange, the last reported sales price on the date in question as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (ii) if the Stock is not listed or admitted to trading on the New York Stock Exchange, the last reported sales price on the date in question on the principal national securities exchange on which the Stock is listed or admitted to trading, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (iii) if the Stock is not listed or admitted to trading on any national securities exchange, the last reported sales price on the date in question in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or such other system then in use, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (iv) if on any such date the Stock is not quoted by any such organization, the last sales price on the date in question as furnished by a professional market making a market in the Stock selected by the Board for the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date no market maker is making a market in the Stock, the price as determined in good faith by the Board (or the Committee); provided, however, that if the Fair Market Value as determined in accordance with the foregoing shall be different from such value as determined by Statement of Financial Accounting Standards No. 123R (or any successor or amended Statement adopted by the Financial Accounting Standards Board or its successor), then the Fair Market Value shall be determined according to the latter method.

(d) “Person” or “Persons” has the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and used in Sections 14(d) and 15(d) thereof.

(e) “Share” or “Shares” means a share or shares, as the case may be, of Stock.

(f) “Stock” means the common stock of the Company

(g) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each such corporation owns stock possessing fifty percent (50%) or more of the total combined voting power in one of the other corporations in the chain.

SPOUSAL CONSENT

I certify that:

1.    I am the spouse of Steven V. Harrison, who signed the foregoing Stock Option Agreement dated as of August 12, 2011 (the “Agreement”) by and between Steven V. Harrison, as “Optionee” thereunder, and BioLargo, Inc. as the “Company” thereunder.

2.    I have read and approve the provisions of the Agreement, including, but not limited to, those relating to the exercise, transfer and disposition of the Option described therein.

3.    I agree to be bound by and accept those provisions of that Agreement in lieu of all other interests I may have in the Options thereby granted, whether that interest may be community property or otherwise.

4.    Optionee shall have full power of management of Optionee’s interests in the Options, including any portion of those interests that may be community property, and Optionee has the full right, without my further approval, to exercise Optionee’s rights with respect to such Options, to execute any amendments to the Agreement, and to exercise and otherwise deal in any manner with such Options, including any portion of such interests that may be community property.

Date:________________________________

By:_________________________________

Name:_______________________________